Exhibit 23.2

Consent of Independent Registered Accounting Firm

The Board of Directors
Adams Golf, Inc.:

We consent to incorporation by reference in the Post-Effective Amendment No. 1, to Form S-8 on Registration Statement No. 333-112622 of Adams Golf Inc. of our report dated January 28, 2004 with respect to the consolidated statements of operations, stockholders’ equity and comprehensive income and cash flows for the year ended December 31, 2003, which report appears in the December 31, 2005 Annual Report on Form 10-K of Adams Golf, Inc.

KPMG LLP

Dallas, Texas
July 13, 2006